                                                                     EXHIBIT 4.8

                             P & F INDUSTRIES, INC.

                                   EXHIBIT 4.8

                          AMENDMENT NO. 5 AND WAIVERTO
                                CREDIT AGREEMENT

THIS AMENDMENT NO. 5 AND WAIVER TO CREDIT AGREEMENT, is entered into as of May 3, 2002 (the "Amendment and Waiver"), by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F"), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy") and GREEN MANUFACTURING, INC., a Delaware corporation ("Green") (P&F, Florida Pneumatic, Embassy and Green, the "Co-Borrowers"), and CITIBANK, N.A. (successor-in-interest to European American Bank), a New York banking corporation (the "Bank").

                                   BACKGROUND
The Co-Borrowers and the Bank are parties to a Credit Agreement, dated as of July 23, 1998 (as same has been amended by Amendments Nos. 1, 2, 3 and 4 thereto, the "Credit Agreement"), pursuant to which the Bank provides the Co-Borrowers with certain financial accommodations.
P&F has informed the Bank that it has entered into a Stock Purchase Agreement, dated as of the date hereof, with Mark C. Weldon and Nationwide Industries, Inc. (the "Stock Purchase Agreement") pursuant to which P&F will acquire the shares of stock of Nationwide Industries, Inc., a Florida corporation. The Co-Borrowers have requested that the Bank amend and waive certain provisions of the Credit Agreement and the Bank is willing to do so on the terms and conditions hereinafter set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement. Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

AMENDMENTS TO CREDIT AGREEMENT

SECTION 1.1 OF THE CREDIT AGREEMENT IS HEREBY AMENDED TO ADD THE FOLLOWING DEFINITIONS IN THEIR APPROPRIATE ALPHABETICAL ORDER:
"Amendment No. 5 Effective Date" shall mean May 3, 2002.
"Countrywide" shall mean Countrywide Hardware, Inc., a Delaware corporation. "Nationwide" shall mean Nationwide Industries, Inc., a Florida corporation. "Term Loan Commitment Maturity Date" shall mean July 26, 2002. Such term shall be deemed to extend the Maturity Date from the original expiration of July 26, 2000, through July 26, 2002.

SECTION 7.12(b) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO PROVIDE AS FOLLOWS:
          "(b) MINIMUM CAPITAL BASE. Maintain a Consolidated Capital Base at all times, of at least $17,000,000."

SECTION 7.12(d) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO PROVIDE AS FOLLOWS:
          "(d) CONSOLIDATED CAPITAL EXPENDITURES. Permit Consolidated Capital Expenditures to exceed $3,000,000 for any fiscal year, provided, that up to $1,500,000 of an unexpended amount in any fiscal year may be carried forward for use in the immediately following fiscal year only. Notwithstanding anything to the contrary, for the purpose of determining compliance with this financial covenant only, the purchase of the premises located at 10333 Windhorst Road, Tampa, Florida 33619 (the "Florida Premises") shall not be deemed a Capital Expenditure."

SCHEDULE II TO THE CREDIT AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO PROVIDE AS SET FORTH ON SCHEDULE II ATTACHED HERETO.

WAIVERS

THE BANK WAIVES COMPLIANCE WITH THE PROVISIONS OF SECTION 5.3(b) OF THE CREDIT AGREEMENT TO THE EXTENT NECESSARY TO PERMIT P&F TO ENTER INTO THE STOCK PURCHASE AGREEMENT, THE EMPLOYMENT AGREEMENT, AND THE OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH.

THE BANK WAIVES COMPLIANCE WITH THE PROVISIONS OF SECTION 7.01 AND SECTION 7.02 OF THE CREDIT AGREEMENT SOLELY TO THE EXTENT NECESSARY TO PERMIT COUNTRYWIDE TO ENTER INTO A MORTGAGE LOAN, IN AN AMOUNT UP TO $2,200,000, WITH FIRST UNION NATIONAL BANK PURSUANT TO THE TERMS OF A MORTGAGE ON TERMS AND CONDITIONS SATISFACTORY TO THE BANK AND TO GRANT A MORTGAGE AND LIEN ON THE FLORIDA PREMISES, ALONG WITH THE FIXTURES THEREON AND PROCEEDS THEREOF (THE "ASSETS"), IN FAVOR OF FIRST UNION NATIONAL BANK TO SECURE THE PAYMENT OF AMOUNTS BORROWED FROM FIRST UNION; PROVIDED, HOWEVER, THAT SUCH LIEN EXTENDS ONLY TO THE ASSETS AND PROVIDED, FURTHER THAT, FIRST UNION NATIONAL BANK SHALL HAVE EXECUTED A MORTGAGEE WAIVER, SUBSTANTIALLY IN THE FORM

OF EXHIBIT 2 ATTACHED HERETO.

CONDITIONS OF EFFECTIVENESS

THIS AMENDMENT AND WAIVER SHALL BECOME EFFECTIVE AS OF THE AMENDMENT NO. 5 EFFECTIVE DATE, UPON SATISFACTION OF THE FOLLOWING CONDITIONS PRECEDENT:
The Bank shall have received each of the following, in form and substance satisfactory to the Bank and its counsel: this Amendment and Waiver, duly executed by each Co-Borrower; the Term Loan Note, substantially in the form attached hereto as EXHIBIT 1, duly executed by each Co-Borrower in favor of the Bank;
the Reaffirmation Agreement, substantially in the form attached hereto as
EXHIBIT 3, duly executed by each Co-Borrower; a certificate of the Secretary of each of Countrywide and Nationwide, dated as of the Amendment No. 5 Effective Date, and certifying: (A) that neither its Certificate of Incorporation nor By-laws has been amended since the date of their certification; (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors of such Guarantor authorizing the execution, delivery and performance of this Amendment and Waiver and each other Loan Document to which such Guarantor is a party; and (C) the incumbency and specimen signature of each officer of such Guarantor executing each Loan Document to which it is a party and any certificates or instruments furnished pursuant hereto, and a certification by another officer of such Guarantor as to the incumbency and signature of the Secretary, and together with certified copies of the Certificate of Incorporation and By-laws of such Guarantor; a certificate of good standing for each of Countrywide and Nationwide from the Secretary of the States of Delaware and Florida, respectively, dated as of a recent date; a certificate of the Secretary of each of the Co-Borrowers, dated as of the Amendment No. 5 Effective Date, certifying (A) the names and true signatures of the officers of such Co-Borrower authorized to sign this Amendment and Waiver, the other Loan Documents and any other documents to be delivered by such entity under this Amendment and Waiver, (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Amendment and Waiver and each other Loan Document to which it is a party and (C) that neither its Certificate of Incorporation nor By-laws have been amended since, with respect to P&F, Florida Pneumatic and Embassy, the Closing Date and, with respect to Green, the Amendment No. 2 Effective Date; Intentionally Deleted.

a Guaranty, substantially in the form of EXHIBIT 4 attached hereto, and a Security Agreement, substantially in the form of EXHIBIT 5 attached hereto, duly executed by each of Countrywide and Nationwide, together with UCC-1 financing statements in a form acceptable to the Bank for such jurisdictions as the Bank determines are necessary to perfect the liens created by the Security Agreement; an amendment to the Pledge Agreement, substantially in the form of EXHIBIT 6 attached hereto, duly executed by P&F, with respect to the pledge of the shares of Countrywide held by P&F, along with share certificates evidencing such shares and stock powers executed in blank;
a Pledge Agreement, substantially in the form of EXHIBIT 7 attached hereto, duly executed by Countrywide, with respect to the shares of Nationwide held by Countrywide, along with share certificates evidencing such shares and stock powers executed in blank;
receipt of a copy of the duly executed Stock Purchase Agreement and all documents and instruments executed in connection therewith, including but not limited to the Escrow Agreement, and the Employment Agreement;
a favorable opinion of counsel for Countrywide and Nationwide dated as of the Amendment No. 5 Effective Date, as required pursuant to Section 6.10 of the Credit Agreement;
a certificates of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 of the Credit Agreement, with respect to Countrywide and Nationwide to be delivered ten (10) days from the date hereof;
such other documents, instruments, agreements, approvals, opinions and evidence as the Bank may reasonably require. All conditions precedent set forth in the Stock Purchase Agreement shall have been satisfied and the transactions thereunder shall occur simultaneously with the consummation of the transactions contemplated by this Amendment and Waiver. The indebtedness of Nationwide to First Union National Bank shall have been paid in full simultaneously with the consummation of the transactions contemplated by this Amendment and Waiver and all existing documentation with respect to said indebtedness shall have been terminated.
The stock to be acquired pursuant to the Stock Purchase Agreement shall be free and clear of all Liens, except those Liens permitted pursuant to Section 7.01 of the Credit Agreement.

REPRESENTATIONS AND WARRANTIES; EFFECT ON CREDIT AGREEMENT

EACH CO-BORROWER HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

This Amendment and Waiver and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms. Upon the effectiveness of this Amendment and Waiver, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment No. 5 Effective Date. No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment and Waiver. No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

EFFECT ON CREDIT AGREEMENT.
Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
Upon consummation of the transactions contemplated hereby and by the Stock Purchase Agreement, the acquisition of Nationwide shall be deemed a "Permitted Acquisition" for purposes of the Agreement.

MISCELLANEOUS

THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION HEADINGS IN THIS AMENDMENT AND WAIVER ARE INCLUDED HEREIN FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT CONSTITUTE A PART OF THIS AMENDMENT AND WAIVER FOR ANY OTHER PURPOSE.

THIS AMENDMENT AND WAIVER MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN

ORIGINAL, AND ALL OF WHICH, TAKEN TOGETHER, SHALL BE DEEMED TO CONSTITUTE ONE AND THE SAME AGREEMENT.
                          [NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written. P&F INDUSTRIES, INC.

                                       By:
                                         Name: Joseph A. Molino. Jr.
                                         Title: Vice President
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION

                                       By:
                                         Name: Joseph A. Molino. Jr.
                                         Title: Vice President
EMBASSY INDUSTRIES, INC.
                                       By:
                                         Name: Joseph A. Molino. Jr.
                                         Title: Vice President
GREEN MANUFACTURING, INC.
                                       By:
                                         Name: Joseph A. Molino. Jr.
                                         Title: Vice President
CITIBANK, N.A.
                                       By:
                                         Name: Richard Romano
                                         Title: Group Vice President

                                   SCHEDULE II
P&F INDUSTRIES

     Amada America, Inc. Equipment - #98074253
                         Equipment - #98074252
FLORIDA PNEUMATIC MANUFACTURING CORPORATION

Liens under the Mortgage and Security Agreement by and between Barnett Bank of Palm Beach County and Florida Pneumatic Manufacturing Corporation, dated February 25, 1998, as amended and supplemented.
EMBASSY INDUSTRIES, INC.

Liens under the Security Agreement by and between Embassy Industries, Inc. and Met Life Capital Financial Corporation, dated as of April 11, 1996, in connection with the Mortgage by and between Embassy Industries, Inc. and Met Life Capital Financial Corporation, dated April 11, 1996, as amended and supplemented.
NATIONWIDE INDUSTRIES, INC.

AT&T Capital   Leasing Services, Inc.    Equipment - #
980000283614
Norwest Financial Leasing                Equipment --#
99000033403
Dell Financial Services                  Equipment - #
200000220124
Schlegel Systems, Inc.                   Equipment --#
200200251781

                                    EXHIBIT 1

                                    TERM NOTE
$11,500,000                                                          May 3, 2002
FOR VALUE RECEIVED, P&F INDUSTRIES, INC., A DELAWARE CORPORATION ("P&F"), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy") and GREEN MANUFACTURING, INC., a Delaware corporation ("Green", and collectively with P&F, Florida Pneumatic and Embassy, the "Co-Borrowers"), promise to pay to the order of CITIBANK, N.A. (successor-in-interest to European American Bank) (the "Bank") on or before May 3, 2009, (the "Maturity Date"), the principal amount of ELEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 ($11,500,000) DOLLARS in twenty four (24) consecutive quarterly installments of $479,166.67 each, commencing June 1, 2003 and continuing on the first day of each June, September, December, and March thereafter of each year, with a final installment, on the Maturity Date, in an amount equal to the remaining principal amount outstanding on the Maturity Date.
The Co-Borrowers also promise to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.
This Note is a "Term Note" issued pursuant to and entitled to the benefits of the Credit Agreement dated as of July 23, 1998, among the Bank and the Co-Borrowers (as the same has been and may be further amended, modified or supplemented from time to time, the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The Bank shall record the date, Type and amount of each payment or prepayment of principal of the Loans on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Bank to set forth the Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Co-Borrowers to repay the Loans made by the Bank in accordance with the terms of this Note.
This Note is subject to prepayment as provided in Section 3.03 of the Agreement. Upon the occurrence of an Event of Default the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at the Bank's Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the

Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Co-Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed. Each Co-Borrower and each endorser of this Note waive diligence, presentment, demand, protest and notice of any kind in connection with this Note.
THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.
P&F INDUSTRIES, INC.                          FLORIDA PNEUMATIC MANUFACTURING
                                              CORPORATION

By:                                           By:
   -------------------------------               -------------------------------
      Name:  Joseph A. Molino, Jr.                  Name:  Joseph A. MOLINO, Jr.
      Title: Vice President                         Title: Vice President

EMBASSY INDUSTRIES, INC.                      GREEN MANUFACTURING, INC.

By:                                           By:
   -------------------------------               -------------------------------
      Name:  Joseph A. Molino, Jr.                  Name:  Joseph A. Molino, Jr.
      Title: Vice President                         Title: Vice President

                                SCHEDULE OF LOANS

                                                                 Amount of
                                     Principal                   Principal
Date of         Type of   Interest   Amount of      Maturity     Paid or
Loan            Loan      Rate       Loan           of Loan      Unpaid
--------        --------  --------   ---------      ---------    ---------


                                    EXHIBIT 2

                            FIRST UNION NATIONAL BANK
                                  ("Mortgagee")

                                                                    May __, 2002
CITIBANK, N.A.
730 Veterans Memorial Highway
Hauppauge, New York 11788

Gentlemen:

We, First Union National Bank (the "Mortgagee"), have been granted a security interest in certain items of personal property of Countrywide Hardware, Inc. (the "Mortgagor") pursuant to a Mortgage, dated May __, 2002, between the Mortgagee and the Mortgagor, together with the notes secured thereby and all other ancillary documents delivered in connection therewith (collectively, the "Mortgage Documents"). We have been advised that Citibank, N.A. (the "Bank") has a security interest in all personal property of the Mortgagor described on EXHIBIT A attached hereto (the "Collateral") and requires the Collateral as collateral security for all obligations of the Mortgagor to the Bank, now owing or hereafter incurred, in the above described capacities (the "Indebtedness"). We hereby agree that the Collateral may be stored, utilized and/or installed at the Mortgagor's premises located at 10333 Windhorst Road, Tampa, Florida (the "Premises") and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property. If the Mortgagee has obtained possession of the Premises as the result of the Mortgagor's default, the Mortgagee shall give prompt written notice to the Bank, following which the Bank shall have up to 45 days (the "Period") during which it shall have reasonable access to the Premises for purposes of inventorying, maintaining, selling and/or removing the Collateral in accordance with and to the extent permitted by law. The Bank shall be liable for the reasonable costs of repairing any damage caused to the Premises in the exercise of its rights under this paragraph, but the Bank shall not be responsible for any pre-existing damage to the Premises or any diminution in value of the Premises caused by the absence of the Collateral actually removed. During the Period, the Mortgagor will not interfere with any sale of the Collateral, by public auction or otherwise, conducted by or on behalf of the Bank on the Premises, and the Mortgagee shall cooperate in any such sale.
This agreement shall inure to the benefit of the Bank and its successors and assigns and shall be binding on the undersigned and its successors and assigns.

The Agreement will be effective only if accepted by you as herein below provided and returned to us.
Very truly yours,

FIRST UNION NATIONAL BANK
By:
   --------------------------------
      Name:
      Title:
AGREED TO AND ACCEPTED

COUNTRYWIDE HARDWARE, INC.

By:
   --------------------------------
   Name: Joseph A. Molino, Jr.
   Title:   Vice President

CITIBANK, N.A.
By:
   --------------------------------
   Name: Richard Romano
   Title: Group Vice President

                                    EXHIBIT A
ALL ASSETS

All personal property of the Mortgagor, now owned and hereafter acquired, of every kind and description wherever located, including, without limitation, all
(i) Accounts; (ii) Chattel paper, including Electronic Chattel Paper; (iii) Goods, including all Inventory and Equipment and any accessions thereto; (iv) Instruments, including Promissory Note; (v) Documents; (vi) General Intangibles, including Payment Intangibles and Software; and (vii) to the extent not listed above as original collateral, proceeds and products of the foregoing (as such capitalized terms are defined in the Uniform Commercial Code as in effect in the State of New York).

                                   EXHIBIT 3

                             REAFFIRMATION AGREEMENT

                                                                     May 3, 2002
CITIBANK, N.A.
730 Veterans Memorial Highway
Hauppauge, New York 11788

Gentlemen:

Reference is hereby made to (a) those certain Security Agreements, dated as of July 23, 1998 and September 16, 1998, by and between Citibank, N.A. (successor-in-interest to European American Bank) (the "Bank") and each of P&F Industries, Inc. ("P&F"), Florida Pneumatic Manufacturing Corporation ("Florida Pneumatic"), Embassy Industries, Inc. ("Embassy") and Green Manufacturing, Inc. ("Green", with P&F, Florida Pneumatic and Embassy, collectively, the "Co-Borrowers"), and (b) the Credit Agreement, dated as of July 23, 1998 (as the same has been amended by Amendments Nos. 1, 2,3 and 4 thereto, the "Credit Agreement"), by and the Bank and the Co-Borrowers. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreements.
In connection with the foregoing and as a condition precedent to the effectiveness of the Amendment No. 5 and Waiver to Credit Agreement, dated as of the date hereof (the "Amendment and Waiver") by and among the Bank and the Co-Borrowers, each Co-Borrower hereby acknowledges and confirms that (a) all terms and provisions contained in their respective Security Agreement are and shall remain, in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed and (b) the liens heretofore granted, pledged and/or assigned to the Bank as security for the Co-Borrowers' obligations under their respective Security Agreements and the Credit Agreement shall not be impaired, limited or affected in any manner whatsoever by reason of the Amendment and Waiver.
Except as expressly provided herein, the execution, delivery and effectiveness of this letter shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, any Security Agreement or any Loan Documents.
If you are in agreement with the foregoing, kindly execute this agreement in the space provided for below.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
  CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.

                                              By:
                                                  ------------------------------
                                                  Name: Joseph A. Molino, Jr.
                                                  Title: The Vice President of
                                                  each of the foregoing
                                                  corporations
ACKNOWLEDGED AND AGREED
CITIBANK, N.A.

By:
   -----------------------------
   Name: Richard Romano
   Title:   Group Vice President

                                    EXHIBIT 4
                                FORM OF GUARANTY
                                 [see attached]

                                    EXHIBIT 5

                           FORM OF SECURITY AGREEMENT

                                 [see attached]

                                    EXHIBIT 6
                      REAFFIRMATION AND AMENDMENT NO. 2 TO
                            COMPANY PLEDGE AGREEMENT

                                                                     May 3, 2002
CITIBANK, N.A., as Administrative Agent
730 Veterans Memorial Highway
Hauppauge, New York 11788

Gentlemen:

Reference is hereby made to that certain (a) Pledge Agreement, dated as of July 23, 1998, by and between P&F Industries, Inc. (the "Pledgor") and Citibank, N.A. (successor-in-interest to European American Bank) (the "Pledgee") (as same has been and may be further amended, restated, supplemented, or modified, from time to time, the "Pledge Agreement") and (b) the Credit Agreement, dated as of July 23, 1998 (as the same has been amended by Amendments Nos. 1, 2, 3 and 4 thereto, the "Credit Agreement"), by and among the Bank and the Co-Borrowers. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.
In connection with the foregoing and as a condition precedent to the effectiveness of the Amendment No. 5 and Waiver to Credit Agreement, dated as of the date hereof (the "Amendment and Waiver") by and among the Bank and the Co-Borrowers, the Pledgor hereby:
1. acknowledges and confirms that (a) as security for the Obligations, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in the shares of stock of Countrywide Hardware, Inc., a Delaware corporation ("Countrywide"), which it owns, as same is represented by the stock certificate listed on Schedule A hereto (the "Countrywide Stock"), (b) the term "Pledged Shares" shall be deemed to include the Countrywide Stock and (c) except as specifically amended herein, all terms and provisions contained in the Pledge Agreement are, and shall remain, in full force and effect in accordance with their respective terms and shall be deemed to apply to the Countrywide Stock, as same may apply to the other Pledged Shares, and are hereby ratified and confirmed;
2. acknowledges and agrees that the Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock of Countrywide, as listed on Schedule A annexed hereto;
3. acknowledges and agrees that Schedule A to the Pledge Agreement is hereby amended in its entirety and replaced with Schedule A attached hereto.
Except as expressly provided herein, the execution, delivery and effectiveness of this agreement shall not operate as a waiver of any right, power or remedy of the Pledgee, nor constitute a waiver of any provision of the Pledge Agreement, the Credit Agreement, or any other Loan Document.
If you are in agreement with the foregoing, kindly executed this agreement in the space provided for below.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

P&F INDUSTRIES, INC.
By:
   --------------------------------
      Name: Joseph A. Molino, Jr.
      Title:   Vice President
ACKNOWLEDGED AND AGREED

CITIBANK, N.A.

By:
    --------------------------------
      Name: Richard Romano
      Title: Group Vice President

                                   SCHEDULE A

                            Number of            Percentage     Par
Issuer                       Shares      Class   Ownership     Value
--------------------------  ---------  --------  ---------    -------
Florida Pneumatic               1,000   Common         100%   $  1.00
Manufacturing Corporation
Embassy Industries, Inc.        1,000   Common         100%   $  1.00
Green Manufacturing, Inc.       1,000   Common         100%   $   .01
Countrywide Hardware, Inc.        100   Common         100%   $   .01

                                    EXHIBIT 7

                                PLEDGE AGREEMENT
PLEDGE AGREEMENT, dated as of May 3, 2002, by and between COUNTRYWIDE HARDWARE, INC., a Delaware corporation having an office at 10333 Windhorst Road, Tampa, Florida 33619 "Pledgor") and CITIBANK, N.A. (successor-in-interest to European American Bank), a New York banking corporation having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11788 (the "Pledgee").

                                    RECITALS
          P&F Industries, Inc., Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc. and Green Manufacturing, Inc. (each, a "Co-Borrower" and collectively, the "Co-Borrowers") and the Pledgee are parties to a Credit Agreement, dated as of July 23, 1998, (as same has been and may be further amended, modified or supplemented from time to time, the "Credit Agreement") pursuant to which, the Co-Borrowers have and will continue to receive loans and other financial accommodations from the Pledgee and will incur Obligations (as defined in the Credit Agreement).
          Pursuant to a Guaranty dated the date hereof, the Pledgor has guaranteed the payment by the Company of all its Obligations (the obligations of the Pledgor under such Guaranty are hereinafter referred to as the "Guaranty Obligations").
          The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock of each respective corporation listed on Schedule A annexed hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.
          In order to induce the Pledgee to continue to extend credit to the Co-Borrowers on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all its Guaranty Obligations, and to that effect to pledge to the Pledgee all of the issued and outstanding capital stock of the Pledged Companies that is owned by the Pledgor, represented by the stock certificates listed opposite the name of such Pledgor on such Schedule A (collectively, the "Pledged Shares").
Accordingly, the parties hereto agree as follows:
SECURITY INTEREST. As security for the Guaranty Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Shares, together with all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Shares in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral").
STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. The Pledgee shall receive, as Collateral, any and all additional shares of stock or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of stock dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a). If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS. All instruments and stock certificates representing the Collateral are being delivered to the Pledgee, for the benefit of the Pledgee, simultaneously herewith, together with stock powers duly executed in blank by Pledgor. Pledgor shall promptly deliver to Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with a stock power duly executed by such Pledgor. If at any time the Pledgee notifies Pledgor that additional stock powers endorsed in blank with respect to the Collateral are required, Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.
POWER OF ATTORNEY. Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing to affix to certificates and documents representing the Collateral the stock power delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter exercise as to such Collateral all the rights, power and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.
INDUCING REPRESENTATIONS OF THE PLEDGOR. Pledgor makes the following representations and warranties to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:
The information concerning the Pledged Companies and Pledgor's beneficial ownership of capital stock thereof that is contained in Schedule A is correct in all respects;
Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Shares pledged by Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein;
There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Shares pledged by Pledgor;
The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders thereof are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control except transfer of the Pledged Shares may be restricted by applicable securities laws; Any consent, approval or authorization of or designation or filing with any authority on the part of Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected; The execution and delivery of this Agreement by Pledgor, and the performance by Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which Pledgor is subject; and Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto.
OBLIGATIONS OF PLEDGOR. Pledgor makes the following representations, warranties and covenants to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:
Pledgor will not, without the prior written consent of the Pledgee (which consent shall be in the Pledgee's sole discretion), sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby. Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in or emanating from this Agreement.
RIGHTS OF PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof: Pledgor shall be entitled to receive any cash dividends and other cash distributions paid on the Collateral, in each case, to the extent permitted pursuant to the Credit Agreement; and Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may reasonably request.
RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:
Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner; Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Guaranty Obligations in such manner and order as the Pledgee may decide in its sole discretion;
Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; and
Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all reasonable fees, costs and expenses of the Pledgee (including attorneys' fees and disbursements), in connection therewith, shall be added to the Guaranty Obligations of the Pledgor secured hereby.
EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of
Default:
In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange, broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. Such notification to the Pledgor shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days before any such disposition, to the address indicated in Section 13(d) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived or released by Pledgor. All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.
The Pledgee may elect to obtain, at the Pledgor's expense the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Guaranty Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Guaranty Obligations in the manner provided in Section 10 of this Agreement, as and when such payments are received.
Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the

Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement, provided, that nothing herein shall require the Pledgor to effect a registration under the Securities Act of 1933, as amended, except as may be provided to the contrary in Paragraph 6(b) or 8 hereof.
Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.
The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and hold such sale at any time or place to which the same may be so adjourned.
  In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.
DISPOSITION OF PROCEEDS.
The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:
to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys';
to the payment of the Guaranty Obligations; and to the payment to Pledgor of any surplus then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.
In the event that the proceeds of any sale or other disposition of Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Guaranty Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency. TERMINATION. This Agreement shall continue in full force and effect until all of the Guaranty Obligations shall have been indefeasibly paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral shall be returned to Pledgor upon full payment, satisfaction and termination of all of the Guaranty Obligations. EXPENSES OF THE PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale, exchange of, or any enforcement, collection, compromise or settlement respecting the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Guaranty Obligations or as additional amounts owing by Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed a Guaranty Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.
GENERAL PROVISIONS.
All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.
The Pledgee or its designee is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Pledgee reasonably may deem necessary and advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.
The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.
All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:
if to the Pledgor, at
                         Countrywide Hardware, Inc.
                         300 Smith Street
                         Farmingdale, New York 11735
                         Attention: Mr. Joseph A. Molino, Jr.
                         Telecopy: (516) 694-1836
if to the Pledgee, at
                         Citibank, N.A.
                         730 Veterans Memorial Highway
                         Hauppauge, New York 11788
                         Attention: Relationship Manager, P&F
                         Industries, Inc.
                         Telecopy: (631) 360-7112
                         - and -
                    as to each such party at such other address as such party
                         shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13.
No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns.
APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written. COUNTRYWIDE HARDWARE, INC.

By:
   --------------------------------
      Name: Joseph A. Molino, Jr.
      Title: Vice President

CITIBANK, N.A.

By:
   --------------------------------
      Name: Richard Romano
      Title: Group Vice President
                                   SCHEDULE A

                               Number           Percenage      Par
           Issuer            of Shares   Class  Ownership     Value
---------------------------  ---------  ------  ---------    ------
Nationwide Industries, Inc.     100     Common        100%   $ 1.00
